Exhibit 99.6

GREAT PLAINS ENERGY INCORPORATED 1201 WALNUT STREET KANSAS CITY, MO 64106

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Great Plains Energy Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Great Plains Energy Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GRTPL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREAT PLAINS ENERGY INCORPORATED

The Board of Directors recommends a vote FOR Items 1 and 2.

Vote On Proposals

		For	Against	Abstain
Item 1.

Approval of the issuance of shares of Great Plains Energy Incorporated Common Stock as contemplated by the Agreement and Plan of Merger, dated as of February 6, 2007, by and among Aquila, Inc., Great Plains Energy Incorporated, GregoryAcquisition Corp. and Black Hills Corporation, including all exhibits and schedules thereto.

		☐	☐	☐

Item 2.	Approval of authority of the proxy holders to vote in favor of a motion to adjourn the meeting for the purpose of soliciting additional proxies.	☐	☐	☐

Please be sure to sign and date this Proxy.

For comments, please check this box and write them on the back where indicated.    ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THANK YOU FOR VOTING!

Great Plains Energy Incorporated
Special Meeting of Shareholders
[DATE]
[TIME]
[LOCATION]

DETACH CARD	DETACH CARD

GREAT PLAINS ENERGY INCORPORATED
1201 Walnut Street, Kansas City, Missouri 64106

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on
[                    ].

The Board of Directors recommends a vote FOR Items 1 and 2.

The undersigned hereby appoints M. J. Chesser and W. H. Downey, and each or either of them, proxies for the undersigned with power of substitution, to vote all the shares of common stock of Great Plains Energy Incorporated that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [                        ], and any adjournment or postponement of such meeting, upon the matter set forth on the reverse side of this card, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as directed on the reverse side. If this card is signed and returned without direction, such shares will be voted FOR the item.

Confidential Voting Instructions to Fidelity Management Trust Company, and its successors, as Trustee under
Great Plains Energy Incorporated’s Employee Savings Plus Plan

I hereby direct that the voting right pertaining to shares of Great Plains Energy Incorporated held by the Trustee and attributable to my account in the Employee Savings Plus Plan shall be exercised at the Special Meeting of Shareholders on [                    ], or at any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side of this card, to vote upon Items 1 and 2 and on any other business that may properly come before the meeting.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE